CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A, No. 333-35342) of Hussman Investment Trust and to the use of our report dated August 4, 2004 on the June 30, 2004 financial statements of Hussman Investment Trust, incorporated by reference therein.



Cincinnati, Ohio
October 28, 2004                             /s/ ERNST & YOUNG LLP